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                       ELLIOTT, DAVIS & COMPANY, L.L.P.
                         Certified Public Accountants
                                and Consultants

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Thaxton Group, Inc.

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 19, 1999, with respect to the financial statements of FIRSTPLUS Consumer Finance, Inc. and Subsidiaries included in Form SB-2 and related Prospectus of The Thaxton Group, Inc. for the Registration of $75,000,000 of Debt Securities.

                                        /s/ Elliott, Davis & Company, LLP

Greenville, South Carolina
February 5, 2001


              Internationally - Moore Stephens Elliott Davis, LLC
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